UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 26, 2026
Enhabit, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41406	47-2409192
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6688 N. Central Expressway, Suite 1300, Dallas, Texas 75206
(Address of principal executive offices, including zip code)
(214) 239-6500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EHAB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 26, 2026, Enhabit Inc. (the “Company”) entered into that certain Amended and Restated Credit Agreement (the “Credit Agreement”), with Wells Fargo Bank, National Association, as administrative agent, collateral agent and swingline lender, and each issuing bank and lender from time to time party thereto consisting of a $315 million term loan A facility (the “Term Loan A Facility”) and a $160 million revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan A Facility, the “Credit Facilities”). The Credit Facilities mature five years from the closing date thereof.
Interest on the loans under the Credit Facilities is calculated by reference to the Secured Overnight Financing Rate (“SOFR”) or an alternate base rate, plus an applicable interest rate margin. The applicable interest rate margin is based on the Company’s total net leverage ratio and ranges from 1.50% to 2.50% per annum for loans based on SOFR and 0.50% to 1.50% per annum for loans based on an alternate base rate. The initial applicable interest rate margin is 2.25% per annum for loans based on SOFR and 1.25% per annum for loans based on an alternate base rate. In addition, the Company is required to pay certain fees in respect of the Credit Agreement, including a commitment fee ranging from 0.15% to 0.35% per annum based on the Company’s total net leverage ratio. The initial commitment fee is 0.30% per annum.
Proceeds of the loans borrowed under the Credit Facilities will be used (i) on the closing date, (x) to finance the amendment and restatement of all indebtedness under that certain credit agreement, dated as of June 1, 2022, by and among the Company, Wells Fargo Bank, National Association, as administrative agent, and certain financial institutions party thereto (as amended, modified, restated or supplemented immediately prior to February 26, 2026) and (y) to pay fees, commissions and expenses incurred in connection with the Credit Facilities and for other general corporate purposes and (ii) thereafter, for general corporate purposes. The Company may voluntarily prepay outstanding loans under the Credit Facilities at any time without premium or penalty, other than customary breakage costs with respect to SOFR loans. The Credit Agreement contains customary mandatory prepayments, including with respect to proceeds from certain asset sales and incurrences of indebtedness.
The Term Loan A Facility amortizes by an amount per annum equal to 7.50% of the outstanding principal amount thereon as of the closing date, payable in equal quarterly installments of 1.875% (commencing on June 30, 2026), with the balance being payable on the date that is five years after the closing of the Term Loan A Facility. The Revolving Credit Facility provides the Company with the ability to borrow and obtain letters of credit, which will be subject to a $40 million sublimit in amounts available to be drawn at any time prior to the date that is five years after the closing of the Revolving Credit Facility.
The obligations under the Credit Facilities will be guaranteed by the Company’s existing and future wholly-owned domestic material subsidiaries, subject to certain exceptions. If the Company becomes a direct or indirect wholly owned subsidiary of one or more parent companies after the closing date (as permitted under the change of control provisions), each such parent company shall also be required to guarantee the Credit Facilities. Borrowings under the Credit Facilities will be secured by first priority liens on substantially all the assets of the Company and the guarantors, subject to certain exceptions.
The Credit Facilities contain representations and warranties, affirmative and negative covenants and events of default customary for secured financings of this type, including limitations with respect to liens, fundamental changes, indebtedness, restricted payments, investments and affiliate transactions, in each case, subject to a number of important exceptions and qualifications. In addition, the Credit Facilities will obligate the Company to maintain a total net leverage ratio not exceeding 4.50 to 1.00 (subject to a customary step-up election to increase the ratio by 0.50 for specified periods involving a material acquisition) and a fixed charge coverage ratio of at least 1.25 to 1.00.
If an event of default occurs and is continuing under the Credit Agreement, the lenders may terminate their commitments and may accelerate the obligations and take certain other specified actions.
In the ordinary course of business, certain of the lenders under the Credit Agreement and their affiliates have provided to the Company and its subsidiaries, and may in the future provide, investment banking, commercial banking cash management, foreign exchange or other financial services or fiduciary services, for which they have received compensation and may receive compensation in the future.
The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
10.1
Amended and Restated Credit Agreement, dated as of February 26, 2026, by and among Enhabit, Inc., Wells Fargo Bank, National Association, as administrative agent, collateral agent and swingline lender, and each issuing bank and lender from time to time party thereto.

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENHABIT, INC.
By:	/s/ Dylan C. Black
	Name:	Dylan C. Black
	Title:	General Counsel
Dated: March 3, 2026